EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
SPSS Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of SPSS Inc. and subsidiaries of our report dated August 9, 1996, relating to the balance sheet of Clear Software, Inc. as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K of SPSS Inc. and subsidiaries dated October 11, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                       /S/ KPMG PEAT MARWICK LLP




Boston, Massachusetts
March 26, 1997